Exhibit 10.47

GRAMERCY CAPITAL CORP.

2004 EQUITY INCENTIVE PLAN

PHANTOM SHARE AWARD AGREEMENT

AGREEMENT by and between Gramercy Capital Corp., a Maryland corporation (the “Company”) and            (the “Grantee”), dated as of the    st day of               , 200   .

WHEREAS, the Company maintains the Gramercy Capital Corp. 2004 Equity Incentive Plan, as it may be amended from time to time (the “Plan”) (capitalized terms used but not defined herein shall have the respective meanings ascribed thereto by the Plan);

WHEREAS, under the Plan, the Company maintains the Gramercy Capital Corp. Directors’ Deferral Program, as it may be amended from time to time (the “Program”);

WHEREAS, the Grantee is Director of the Company; and

WHEREAS, the Board has determined with respect to the compensation package of each Director for 200_ that one of the restricted equity components of such compensation shall be an award of            Shares vesting over three years, and the Grantee has heretofore elected under the Plan and the Program to receive such award in the form of Phantom Shares;

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.             Grant of Phantom Shares. The Company hereby grants the Grantee            Phantom Shares.  The Phantom Shares are subject to the terms and conditions of this Agreement, and are also subject to the provisions of the Plan.  The Plan and the Program are hereby incorporated herein by reference as though set forth herein in their entirety.

2.             Vesting.

                The Phantom Shares shall be subject to the following:

(a)                                  The Phantom Shares shall vest, except as provided herein, if and as service as a Director continues, pursuant to the following schedule:

Number of Phantom Shares	Vesting Date
, 200
, 200
, 200

(b)                                 In addition to the foregoing, the Phantom Shares shall fully vest in the event that (i) the Grantee is not nominated for re-election as a Director upon expiration of the term of his service as a Director, other than on account of Cause, (ii) the Grantee is nominated for re-election but is not re-elected, other than on account of Cause, (iii) the Grantee’s services as a Board member are terminated by the Company for any reason, other than on account of Cause, or (iv) there is a Change in Control during the Grantee’s term of service as a Director.

(c)                                  Upon Termination of Service, all Phantom Shares which have not vested prior to or concurrently with such Termination of Service shall thereupon, and with no further action, be forfeited by the Grantee.

[3.                                   Dividend Equivalent Rights.

                                                                                                A Dividend Equivalent Right is hereby granted to the Grantee, consisting of the right to receive, with respect to each Phantom Share, cash in an amount equal to the cash dividend distributions paid in the ordinary course on a Share to the Company’s common shareholders (each, a “Dividend Payment”), as set forth below.  For each Phantom Share then outstanding, whether or not then vested, if a cash dividend is payable in the ordinary course on a Share, the Company shall make a payment to the Grantee in an amount equal to the applicable Dividend Payment, on or about the date of the Dividend Payment; provided that the Grantee may elect, in accordance with such procedures as may be prescribed by the Board, to receive, in lieu of such Dividend Payment, a number of additional Phantom Shares equal to (x) the otherwise payable Dividend Payment, divided by (y) the Fair Market Value of a Share on the date of the Dividend Payment.]

4.                                       Miscellaneous.

(a)                                  THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS.  The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.  This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(b)                                 The Board may make such rules and regulations and establish such procedures for the administration of this Agreement as it deems appropriate.  Without limiting the generality of the foregoing, the Board may interpret this Agreement, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law.   In the event of any dispute or disagreement as to the interpretation of this Agreement or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to this Agreement, the decision of the Board shall be final and binding upon all persons.

(c)                                  All notices hereunder shall be in writing, and if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Grantee, shall be delivered personally or mailed to the Grantee at the address appearing in the records of the Company.  Such addresses may be changed at any time by written notice to the other party given in accordance with this paragraph 4(c).

(d)                                 The failure of the Grantee or the Company to insist upon strict compliance with any provision of this Agreement or the Plan, or to assert any right the Grantee or the Company, respectively, may have under this Agreement or the Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement or the Plan.

(e)                                  Nothing in this Agreement shall confer on the Grantee any right to continue in the service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries and its shareholders to terminate the Grantee’s service at any time.

(f)                                    This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the day and year first above written.

GRAMERCY CAPITAL CORP.

By:
Name:
Title:

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